EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159396, 333-151018, 333-108744, 333-121771 and 333-125159, each on Form S-8 of our report dated June 27, 2012, relating to the financial statements of The Warnaco Group, Inc. Employee Savings Plan, appearing in this Annual Report on Form 11-K of The Warnaco Group, Inc. Employee Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

New York, New York

June 27, 2012